Exhibit 99.1

Clean Energy Reports Revenue of $98.0 Million and 57.1 Million RNG Gallons Sold for the Second Quarter of 2024

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — August 7, 2024 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the second quarter of 2024.

Financial Highlights

●	Revenue of $98.0 million in Q2 2024 compared to $90.5 million in Q2 2023.
●	Net loss attributable to Clean Energy for Q2 2024 was $(16.3) million, or $(0.07) per share, on a GAAP (as defined below) basis, compared to $(16.3) million, or $(0.07) per share, for Q2 2023.
●	Adjusted EBITDA (as defined below) was $18.9 million for Q2 2024, compared to $12.1 million for Q2 2023.
●	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $249.3 million as of June 30, 2024.
●	2024 outlook:
o	GAAP net loss of approximately $(91) million to $(81) million (updated).
o	Adjusted EBITDA of $62 million to $72 million (unchanged).

Operational and Strategic Highlights

●	Renewable natural gas (“RNG”) gallons sold of 57.1 million gallons in Q2 2024, a 2.6% decrease compared to Q2 2023.
●	Joined forces with Maas Energy, the nation’s largest dairy digester developer to build up to nine RNG production facilities costing an estimated $130 million to build, totaling 35,000 cows and making approximately 4 million gallons of RNG annually at capacity.
●	Completed construction on another dairy farm RNG project totaling $22 million and 1,850 cows bringing the total number of dairy farm RNG projects completed to six as of June 30, 2024.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“Building off a solid first quarter our second quarter was even stronger, putting us in a healthy financial position at this mid-point of 2024. The recurring daily fueling of RNG by our customers within our extensive fueling network is driving our results. After building out a network of over 600 RNG and CNG fueling stations, fleets can easily access cleaner fueling solutions. During the second quarter, we saw new stations opened and additional RNG projects come online due to the great team here at Clean Energy giving me reason to remain extremely enthusiastic about RNG for transportation which is as exciting and relevant as it ever has been.”

Summary and Review of Results

The Company’s revenue for the second quarter of 2024 was reduced by $14.1 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) relating to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $13.9 million in the second quarter of 2023. Q2 2024 volume-related fuel sales revenues of $57.4 million, net of the $14.1 million Amazon warrant charge, were higher than the second quarter of 2023 by 7.7% due to increased volumes of vehicle fueling at the Company’s stations and increased bulk fuel sales into the marine sector, with partial offsets due to lower underlying natural gas commodity costs in Q2 2024 versus Q2 2023, and lower volumes of RNG fuel sold outside the Company’s station network in Q2 2024 compared to Q2 2023. Revenue for the second quarter of 2024 also included an unrealized gain of $0.1 million on commodity swap and customer fueling contracts relating to the Company’s truck financing program, compared to an unrealized gain of $3.6 million in the second quarter of 2023. Q2 2024 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues totaled $13.9 million versus $7.9 million of RIN and LCFS revenues in the second quarter of 2023, reflecting principally higher RIN credit prices, greater number of LCFS credits being transacted in the second quarter of 2024, and greater mix of low carbon intensity RNG from dairies, partially offset by lower LCFS credit prices in the second quarter of 2024. Q2 2024 includes $6.0 million of alternative fuel excise tax credit (“AFTC”) revenue versus $5.1 million of AFTC in the second quarter of 2023. Q2 2024 station construction revenues of $5.6 million versus $5.8 million of station construction revenues in Q2 2023.

Net loss attributable to Clean Energy for the second quarter of 2024 had lower unrealized gain on derivative instruments relating to the Company’s truck financing program when compared to Q2 2023. Q2 2024 non-operating net interest expenses and losses from equity method investments were higher than Q2 2023 primarily due to higher outstanding indebtedness combined with higher amortization of debt discount and issuance costs and expansion of our RNG investments, respectively. Selling, general and administrative expenses were lower in Q2 2024 by approximately $0.2 million mainly due to lower stock-based compensation expense resulting from vesting of equity awards granted in prior years.

Non-GAAP income (loss) per share (as defined below) for the second quarter of 2024 was $0.01, compared to $(0.00) per share for the second quarter of 2023.

Adjusted EBITDA (as defined below) was $18.9 million for the second quarter of 2024, compared to $12.1 million for the second quarter of 2023.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful to an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(16,301)	$(16,293)	$(54,998)	$(34,736)
Amazon warrant charges	13,922	14,079	27,652	26,976
Stock-based compensation	6,093	2,862	12,189	5,491
Loss (income) from Rimere equity method investment	—	1,356	—	2,544
Loss (income) from SAFE&CEC S.r.l. equity method investment	(193)	847	253	1,868
Loss (gain) from change in fair value of derivative instruments	(3,600)	(61)	(1,068)	(1,683)
Amortization of investment tax credit from RNG equity method investments	—	(99)	—	(99)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$(79)	$2,691	$(15,972)	$361
Diluted weighted-average common shares outstanding	222,908,402	223,849,638	222,813,286	224,028,281
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.07)	$(0.07)	$(0.25)	$(0.16)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$(0.00)	$0.01	$(0.07)	$0.00

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(16,301)	$(16,293)	$(54,998)	$(34,736)
Income tax expense (benefit)	(55)	758	(119)	580
Interest expense	4,365	7,921	8,719	15,683
Interest income	(2,766)	(3,639)	(5,483)	(7,218)
Depreciation and amortization	10,893	11,264	21,571	22,446
Amazon warrant charges	13,922	14,079	27,652	26,976
Stock-based compensation	6,093	2,862	12,189	5,491
Loss (income) from Rimere equity method investment	—	1,356	—	2,544
Loss (income) from SAFE&CEC S.r.l. equity method investment	(193)	847	253	1,868
Loss (gain) from change in fair value of derivative instruments	(3,600)	(61)	(1,068)	(1,683)
Depreciation and amortization from RNG equity method investments	301	708	410	1,558
Interest expense from RNG equity method investments	359	266	488	548
Interest income from RNG equity method investments	(876)	(1,023)	(1,440)	(2,206)
Amortization of investment tax credit from RNG equity method investments	—	(99)	—	(99)
Adjusted EBITDA	$12,142	$18,946	$8,174	$31,752

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2024	2023	2024
Net loss attributable to fuel distribution	$(15,098)	$(12,693)	$(53,063)	$(27,943)
Income tax expense (benefit)	(55)	758	(119)	580
Interest expense	4,365	7,921	8,719	15,683
Interest income	(2,766)	(3,639)	(5,483)	(7,218)
Depreciation and amortization	10,893	11,264	21,571	22,446
Amazon warrant charges	13,922	14,079	27,652	26,976
Stock-based compensation	6,093	2,862	12,189	5,491
Loss (income) from Rimere equity method investment	—	1,356	—	2,544
Loss (income) from SAFE&CEC S.r.l. equity method investment	(193)	847	253	1,868
Loss (gain) from change in fair value of derivative instruments	(3,600)	(61)	(1,068)	(1,683)
Adjusted EBITDA attributable to fuel distribution	$13,561	$22,694	$10,651	$38,744

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2024	2023	2024
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,203)	$(3,600)	$(1,935)	$(6,793)
Depreciation and amortization from RNG equity method investments	301	708	410	1,558
Interest expense from RNG equity method investments	359	266	488	548
Interest income from RNG equity method investments	(876)	(1,023)	(1,440)	(2,206)
Amortization of investment tax credit from RNG equity method investments	—	(99)	—	(99)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(1,419)	$(3,748)	$(2,477)	$(6,992)

Fuel and Service Volume

The following tables present, for the three and six months ended June 30, 2023 and 2024, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) operation and maintenance (“O&M”) services volume dispensed at facilities the Company does not own but at which it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended		Six Months Ended
Fuel volume, GGEs(1) sold (in millions),	June 30,		June 30,
correlating to total volume-related product revenue	2023	2024	2023	2024
RNG	58.6	57.1	112.0	115.1
Conventional natural gas	14.1	13.3	29.5	30.3
Total fuel volume	72.7	70.4	141.5	145.4

	Three Months Ended		Six Months Ended
O&M services volume, GGEs(1) serviced (in millions),	June 30,		June 30,
correlating to volume-related O&M services revenue	2023	2024	2023	2024
O&M services volume	65.9	67.9	125.5	133.3

(1)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company’s sources of revenue for the three and six months ended June 30, 2023 and 2024:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenue (in millions)	2023	2024	2023	2024
Product revenue:
Volume-related (1)
Fuel sales(2) (4)	$53.3	$57.4	$160.2	$125.6
Change in fair value of derivative instruments(3)	3.6	0.1	1.1	1.7
RIN Credits	5.4	9.5	9.9	18.3
LCFS Credits	2.4	4.4	4.7	4.2
AFTC	5.1	6.0	9.6	11.4
Total volume-related product revenue	69.8	77.4	185.5	161.2
Station construction sales	5.8	5.6	9.9	11.2
Total product revenue	75.6	83.0	195.4	172.4
Service revenue:
Volume-related, O&M services	13.9	14.5	25.9	28.2
Other services	1.0	0.5	1.4	1.1
Total service revenue	14.9	15.0	27.3	29.3
Total revenue	$90.5	$98.0	$222.7	$201.7

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $13.9 million and $27.7 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and six months ended June 30, 2023, respectively. Includes $14.1 million and $27.0 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three and six months ended June 30, 2024, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	Includes net settlement of the Company’s commodity swap derivative instruments. For the three and six months ended June 30, 2023, net settlement payments recognized in fuel revenue were $1.4 million and $1.0 million, respectively. For the three and six months ended June 30, 2024, net settlement payments recognized in fuel revenue were $0.9 million and $2.4 million, respectively.

2024 Outlook

Our GAAP net loss for 2024 is expected to range from approximately $(91) million to $(81) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s truck financing program and including Amazon warrant charges estimated to be approximately $63 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2024. Adjusted EBITDA for 2024 is estimated to range from approximately $62 million to $72 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; any lingering negative effects associated directly or indirectly with the COVID-19 pandemic; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2024 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2024 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2024 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(91,000) - (81,000)
Income tax expense (benefit)	700
Interest expense	31,200
Interest income	(13,000)
Depreciation and amortization	47,500
Stock-based compensation	11,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	63,000
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	600
Interest income from RNG equity method investments	(2,000)
Adjusted EBITDA	$62,000 - 72,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2024 Outlook
GAAP Net loss attributable to fuel distribution	$(74,300) - (68,300)
Income tax expense (benefit)	700
Interest expense	31,200
Interest income	(13,000)
Depreciation and amortization	47,500
Stock-based compensation	11,000
Loss (income) from SAFE&CEC S.r.l. and Rimere equity method investments	10,000
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	63,000
Adjusted EBITDA attributable to fuel distribution	$76,100 - 82,100

(in thousands)	2024 Outlook
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(16,700) - (12,700)
Depreciation and amortization from RNG equity method investments	4,000
Interest expense from RNG equity method investments	600
Interest income from RNG equity method investments	(2,000)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(14,100) - (10,100)

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.844.826.3035 from the U.S. and international callers can dial 1.412.317.5195. A telephone replay will be available approximately three hours after the call concludes through Saturday, September 7, 2024, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 10190553. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2024 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; the director and indirect impact of the COVID-19 pandemic or other pandemics; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of is information technology; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that the Company expects to file with the Securities and Exchange Commission on or about August 7, 2024, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	June 30,
	2023	2024
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$106,963	$125,142
Short-term investments	158,186	126,212
Accounts receivable, net of allowance of $1,475 and $1,643 as of December 31, 2023 and June 30, 2024, respectively	98,426	92,108
Other receivables	19,770	25,041
Inventory	45,335	49,406
Prepaid expenses and other current assets	41,495	32,975
Total current assets	470,175	450,884
Operating lease right-of-use assets	92,324	99,673
Land, property and equipment, net	331,758	340,278
Notes receivable and other long-term assets, net	35,735	34,501
Investments in other entities	258,773	250,257
Goodwill	64,328	64,328
Intangible assets, net	6,365	6,365
Total assets	$1,259,458	$1,246,286
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$38	$43
Current portion of finance lease obligations	1,758	1,923
Current portion of operating lease obligations	6,687	7,678
Accounts payable	56,995	33,842
Accrued liabilities	91,534	91,158
Deferred revenue	4,936	7,794
Derivative liabilities, related party	1,875	—
Total current liabilities	163,823	142,438
Long-term portion of debt	261,123	262,912
Long-term portion of finance lease obligations	1,839	1,534
Long-term portion of operating lease obligations	89,065	96,962
Other long-term liabilities	9,961	12,869
Total liabilities	525,811	516,715
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 223,026,966 shares and 223,332,502 shares issued and outstanding as of December 31, 2023 and June 30, 2024, respectively	22	22
Additional paid-in capital	1,658,339	1,690,762
Accumulated deficit	(929,472)	(964,208)
Accumulated other comprehensive loss	(2,119)	(3,535)
Total Clean Energy Fuels Corp. stockholders’ equity	726,770	723,041
Noncontrolling interest in subsidiary	6,877	6,530
Total stockholders’ equity	733,647	729,571
Total liabilities and stockholders’ equity	$1,259,458	$1,246,286

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2024	2023	2024
Revenue:
Product revenue	$75,629	$82,960	$195,356	$172,374
Service revenue	14,919	14,994	27,375	29,289
Total revenue	90,548	97,954	222,731	201,663
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	55,570	53,914	175,228	120,339
Service cost of sales	8,592	10,026	16,202	19,202
Selling, general and administrative	28,548	28,342	58,197	54,579
Depreciation and amortization	10,893	11,264	21,571	22,446
Total operating expenses	103,603	103,546	271,198	216,566
Operating loss	(13,055)	(5,592)	(48,467)	(14,903)
Interest expense	(4,365)	(7,921)	(8,719)	(15,683)
Interest income	2,766	3,639	5,483	7,218
Other income (expense), net	28	(40)	71	58
Loss from equity method investments	(1,915)	(5,795)	(3,805)	(11,193)
Loss before income taxes	(16,541)	(15,709)	(55,437)	(34,503)
Income tax (expense) benefit	55	(758)	119	(580)
Net loss	(16,486)	(16,467)	(55,318)	(35,083)
Loss attributable to noncontrolling interest	185	174	320	347
Net loss attributable to Clean Energy Fuels Corp.	$(16,301)	$(16,293)	$(54,998)	$(34,736)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.07)	$(0.07)	$(0.25)	$(0.16)
Weighted-average common shares outstanding:
Basic and diluted	222,908,402	223,289,936	222,813,286	223,250,123